SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported) October 30, 2003

AUTONATION, INC.

(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE	1-13107	73-1105145

(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 S.E. 6th Street
Ft. Lauderdale, Florida 33301

(Address Of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code (954) 769-6000

(Former Name Or Former Address, If Changed Since Last Report)

ITEM 12. INFORMATION FURNISHED UNDER ITEM 12 (RESULTS OF OPERATIONS AND FINANCIAL CONDITION)

On October 30, 2003, AutoNation, Inc. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended September 30, 2003. The text of the press release is reproduced below and the Company’s Quarterly Financial Data Supplement for the quarter ended September 30, 2003 is attached as an exhibit hereto and is incorporated herein by reference.

AutoNation, Inc. For Immediate Release	Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com

AUTONATION REPORTS RECORD THIRD QUARTER EPS OF $0.38,
EXCEEDING YEAR-AGO RESULTS BY 15%

•	Third quarter revenue $5.3 billion, up 1.2% driven by higher new vehicle, parts, service, finance and insurance sales

•	110 bp reduction in SG&A as a percent of gross profit

•	Seventh consecutive record quarter of EPS from continuing operations

     FORT LAUDERDALE, Fla. (October 30, 2003) -— AutoNation, Inc. (NYSE: AN), America’s largest retailer of both new and used vehicles, today reported record third quarter earnings per share of $0.38, 15% above a year-earlier $0.33 per share, driven by the continued repurchase of outstanding shares and initiatives aimed at maximizing operating efficiencies that allowed the Company to further leverage its cost structure. The Company reported net income of $109 million, an increase of 2% over a year ago.

     Total revenue for the third quarter ended September 30, 2003 increased to $5.3 billion compared to $5.2 billion a year ago, driven by revenue growth of 3% for new vehicles, 2% for parts and service, and 7% for finance and insurance. Third quarter vehicle sales were positively impacted due to the accelerated demand in California in anticipation of a substantial increase in the California vehicle license fee on October 1. Selling, general and administrative expense (SG&A) was $566 million or 71.6% of total gross profit, a 110 basis point improvement compared to a year ago. Operating income was $206 million, an increase of 3.5% over a year ago, and as a percent of gross profit improved 60 basis points to 26.1%.

     Commenting on the third quarter results AutoNation Chairman and Chief Executive Officer Mike Jackson said, “Once again, AutoNation delivered solid performance in the quarter as we continued our operational improvements and cost containment. We were pleased to achieve a record for F&I profit per vehicle retailed, gains in our parts and service business and a positive trend in our used vehicle business. Our strategy remains the same. We will continue to focus on the fundamentals, leveraging our cost structure and allocating our capital appropriately among stock repurchase, acquisitions and capital investments.”

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     For the nine-month period ended September 30, 2003, the Company reported net income from continuing operations of $427 million or $1.48 per share. Excluding the $0.44 per share benefit of the first quarter 2003 IRS tax settlement, earnings per share from continuing operations was $1.04, a 12% increase versus the prior year. The Company’s revenue for the nine-month period totaled $14.8 billion, down 1% versus the prior year.

     Looking ahead, Mr. Jackson said, “Auto manufacturers have effectively kept consumers in the marketplace with innovative product and strong incentives. AutoNation’s fourth quarter earnings per share guidance is $0.27 to $0.29 from our core business. We are maintaining full year earnings per share guidance at $1.31 to $1.33, the upper end of our previous range. This excludes the benefits of the Company’s first quarter tax settlement and fourth quarter items related to favorable state income tax settlements and the gain on the sale of a non-core equity investment.”

     The Company’s earnings outlook on a GAAP basis for the fourth quarter is $0.32 to $0.34 per share and for the full year 2003 is $1.80 to $1.82 per share from continuing operations. The reconciliation of the Company’s earnings estimate is set forth in the table below:

	Q4 2003	Full Year 2003

2003 Q4 and full-year guidance	$0.27–$0.29	$1.31-$1.33
Q1 2003 income tax benefit from IRS settlement	—	0.44
Q4 2003 benefits from state income tax settlements and gain on sale of non-core equity investment	0.05	0.05

Expected 2003 Q4 and full-year GAAP EPS from continuing operations	$0.32-$0.34	$1.80-$1.82

     Commenting on the Company’s outlook for 2004, Mr. Jackson said, “We anticipate that the 2004 new vehicle market will remain intensely competitive in a stable volume environment. Our full year 2004 EPS outlook is $1.40 - $1.45.”

     AutoNation will discuss these results, the Company’s outlook and supporting assumptions during a conference call and audio webcast this morning at 10:00 a.m. Eastern Time. To listen to the live conference call, dial (888) 428-4480 or listen to the audio webcast via the Internet at www.AutoNation.com by clicking on the “About Us” link, then clicking on “Investors” and then “Webcasts.” A playback of the conference call will be available after 1:30 p.m. Eastern Time, through November 7, 2003 by calling (800) 475-6701 (access code #701295) or via the Internet as outlined above.

About AutoNation, Inc.

     AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America’s largest retailer of both new and used vehicles. Ranked No. 93 on the 2003 Fortune 500 and a component of the Standard and Poor’s 500 Index, AutoNation employs approximately 28,500 people and owns and operates 370 new vehicle franchises in 17 states. For additional information, please visit http://corp.AutoNation.com or www.AutoNation.com, where more than 100,000 vehicles are available for sale.

Forward Looking Statements

     Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s

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projections, estimates and expectations is contained in the Company’s SEC filings. The Company undertakes no duty to update its forward-looking statements, including its earnings outlook. This release contains certain non-GAAP financial measures as defined under SEC rules, including net income from continuing operations excluding the first-quarter tax benefit and certain fourth quarter items. The Company believes such non-GAAP financial measures improve the transparency of the Company’s disclosure, provide a meaningful presentation of the Company’s results from its core business operations excluding the impact of items not related to the Company’s ongoing core business operations, and improve the period-to-period comparability of the Company’s results from its core business operations. As required by SEC rules, the Company has provided reconciliations of those measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC. (Registrant)

By:	/s/ Jonathan P. Ferrando

Jonathan P. Ferrando Senior Vice President, General Counsel and Secretary

Dated: October 30, 2003

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INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	AutoNation, Inc. Quarterly Financial Data Supplement for the quarter ended September 30, 2003.

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